EXHIBIT 23





                        INDEPENDENT AUDITORS' CONSENT



THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.:



We consent to the incorporation by reference in Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8, Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8 and Registration Statement No. 333-36225 on Form S-3 of our report dated April 29, 1999, contained in the Company's 1998 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 27, 1999.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Parsippany, New Jersey
May 18, 1999